DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Entity # C1705-1983
Document Number: 20050298644-90
Date Filed: 8/2/2005 10:34:23 AM
In the office of
Dean Heller
Secretary of State

Important: Read attached instructions before completing form.

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation: Deli Solar (USA), Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 400,000,000 Common, par value $0.001 per sh.
25,000,000 Preferred, par value $0.001 per sh.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
66,666,667 Common, par value $0.001 per sh.
25,000,000 Preferred, par value $0.001 per sh.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
One (1) share Common Stock (par value $0.001 each) for each (6) shares Common Stock (par value $0.001 each)

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Each fractional share resulting from the reverse split in the common shares outstanding will be "rounded-up" to one (1) whole share, pursuant to NRS 78.205 (2) (b)

7. Effective date of filing (optional): 8/15/05
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: [signature] Chairman
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C1705-1983
Document Number
20050298873-64

Date Filed:
8/15/2005 3:15:35 PM
In the office of
Dean Heller
Secretary of State

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Meditech Pharmaceuticals, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article FIRST of the Restated Articles of Incorporation, filed with the Office of Secretary of State of the State of Nevada on March 21, 2005, is deleted in its entirety and the following is added:
"FIRST. The Name of the corporation is:
Deli Solar (USA), Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51.8% in favor.

4. Effective date of filing (optional): 8/15/05
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [illegible], Chairman

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

[illegible]

RIDER TO
CERTIFICATE OF AMENDMENT
(Pursuant to NRS 78.385 and 78.390)

3. (continued) ... "by the written approval on May 19, 2005, of the holder of 18,879,747 shares of the Corporation's common stock, par value $0.001 per share, representing a majority of the Corporation's 36,418,379 shares of the Corporation's common stock then issued and outstanding and a majority of the Corporation's 36,850,379 shares presently issued and outstanding."